10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds' 10f-3 procedures for the period September 1, 2003 through Frebruary 29, 2004.

Fund

Florida High Income Municipal Bond Fund

Security

Velusa Coutny Florida Education Facility

Advisor

EIMCO

Transaction
 Date

8/8/2003

Cost

$990,630

Offering Purchase

5.002%

Broker

Merrill Lynch, Pierce, Fenner & Smith Inc.
Underwriting

Syndicate
Members

Merrill Lynch, Pierce, Fenner & Smith Inc.
Wachovia Capital Markets, LLC


Fund

North Carolina Municipal Bond Fund

Security

Charlotte NC Cert of Participation Gov Facs Projects
Advisor

EIMCO

Transaction
 Date

8/11/2003

Cost

$2,546,350
$2,059,880

Offering Purchase

1.845%

1.476%

Broker

Banc of America Securities LLC

Underwriting

Syndicate
Members

Wachovia Capital Markets, LLC
Banc of America Securities LLC


Fund

North Carolina Municipal Bond Fund

Security

North Carolina Medical Care Commission 1st Mortgage

Advisor

EIMCO

Transaction
 Date

2/19/2004

Cost

$500,000

Offering Purchase
1.33%
Broker
BB&T Capital Markets
Underwriting
Syndicate
Members
BB&T Capital Markets
Wachovia Securities, Inc.
Davenport & Company LLC

Fund

Maryland Municipal Bond Fund

Security

Maryland State Health and Higher Educational Facilities Auth
Advisor

EIMCO

Transaction
 Date

1/23/2004

Cost

$487,562

Offering Purchase

0.15%

Broker

Citigroup Global Markets, Inc.
Underwriting
Syndicate
Members
Citigroup Global Markets, Inc.
Banc of America Securities LLC
Ferris, Baker Watts, Inc
Legg Mason Wood Walker, Inc.
Wachovia Securities, Inc.